Exhibit 5.1

Opinion of Greenberg Traurig, LLP

November 10, 2014

Platform Specialty Products Corporation

5200 Blue Lagoon Drive, Suite 855

Miami, FL 33126

Re:	Platform Specialty Products Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Platform Specialty Products Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of up to 25,464,158 shares of common stock, par value $0.01 per share, of the Company (collectively, the “Securities”). The Securities are being offered and sold pursuant to a Registration Statement on Form S-1 under the Securities Act originally filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2014 (File No. 333-199817) (such registration statement as amended and supplemented, the “Registration Statement”). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Company’s certificate of incorporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on January 22, 2014, as amended by the certificate of amendment of certificate of incorporation of the Company as filed with the Secretary of State on June 12, 2014;
(ii)	the Company’s amended and restated by-laws;
(iii)	resolutions adopted by the board of directors of the Company and the pricing committee of the board of directors of the Company;
(iv)	a good standing certificate with respect to the Company as issued by the Secretary of State on the date hereof; and
(v)	the Registration Statement, including the prospectus contained therein, and exhibits thereto.

For purposes of this opinion, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion that we have not reviewed that is inconsistent with the Documents or the opinion stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents, (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto, (iii) the authenticity of all Documents submitted to us as originals, (iv) the conformity to authentic original documents of all Documents submitted to us as copies, and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that the Securities are validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and we have not considered and express no option on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Yours very truly,

/S/ GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP